VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK TIME
                           ON THE EXPIRATION DATE


CONTROL NO. _____          MAXIMUM PRIMARY SUBSCRIPTION SHARES AVAILABLE

                   --------------------------------------

                         THE GABELLI UTILITY TRUST
                    SUBSCRIPTION RIGHTS FOR COMMON STOCK


Dear Shareholder:

                   IN ORDER TO EXERCISE YOUR RIGHTS, YOU
               MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.

         As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.001 par value per share, of The Gabelli Utility Trust (the "Fund"), shown above pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights holders, as described in the Prospectus. Under the Privilege, any number of additional shares may be purchased by a Rights holder if such shares are available and the holder's Primary Subscription Rights have been fully exercised to the extent possible.

         Registered owners who are participants in The Gabelli Utility Trust Automatic Dividend Reinvestment and Voluntary Cash Purchase Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan must check Box D on the reverse side of the Subscription Certificate below. Registered owners who are not participants in the plan will be automatically issued stock certificates. Stock certificates for primary share subscriptions will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for oversubscriptions and confirmation statements reflecting uncertificated share credits for dividend reinvestment accounts will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

                   THE SUBSCRIPTION RIGHT IS TRANSFERABLE

         PAYMENT MUST BE IN UNITED STATES DOLLARS. ONLY MONEY ORDERS OR CHECKS DRAWN ON A BANK LOCATED IN THE CONTINENTAL UNITED STATES (OR FOR CANADIAN RESIDENTS ONLY, ON A BANK LOCATED IN CANADA) AND MADE PAYABLE TO THE GABELLI UTILITY TRUST WILL BE ACCEPTED. PLEASE REFERENCE YOUR RIGHTS CARD CONTROL NUMBER ON YOUR CHECK, MONEY ORDER OR NOTICE OF GUARANTEED DELIVERY.

                --------------------------------------------

      VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                    NEW YORK TIME ON THE EXPIRATION DATE


CONTROL NO.                                                        CUSIP NO.
--------------                                                    ------------

                   __________ RIGHTS REPRESENTED BY THIS
                          SUBSCRIPTION CERTIFICATE

                        ----------------------------

                                ACCOUNT NO.

                        ----------------------------

                         THE GABELLI UTILITY TRUST
                    SUBSCRIPTION RIGHTS FOR COMMON STOCK
        (COMPLETE APPROPRIATE SECTION ON REVERSE SIDE OF THIS FORM)

         The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights to subscribe for the Common Stock, $.001 par value, of The Gabelli Utility Trust (the "Fund") shown above, in the ratio of one share of Common Stock for each three Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Stockholders only, as described in the Prospectus. Under this Privilege, any number of additional shares may be purchased by a Record Date Stockholder if such shares are available and the owner's Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Stock certificates for the shares subscribed for pursuant to the Primary Subscription Right will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for the shares subscribed for pursuant to the Over-Subscription Privilege will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. Registered owners who are participants in The Gabelli Utility Trust Automatic Dividend Reinvestment and Voluntary Cash Purchase Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan should check Box D on the reverse side of this form. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription Right or the Over-Subscription Privilege, six Rights and the Subscription Price are required for each share of Common Stock. Payment of the $__ per share must accompany the Subscription Certificate. See reverse side of forms.

            To subscribe for your primary shares please complete line "A" on the card below.

Example:

100 shares = 100 rights (100 rights will be AUTOMATICALLY rounded up to 102 rights, the nearest number of rights divisible by three)

102 rights divided by 3 = 34 primary shares

The maximum number of primary subscription shares would be 34.

A.       34  x  $____ = $_____
         (No. of shares)

If you are not subscribing for your full Primary Subscription, check box "E" below and we will attempt to sell any remaining unexercised Rights.

To subscribe for any over-subscription shares please complete line "B" below.

PLEASE NOTE: Only Record Date Stockholders who have exercised their Primary Subscription in full may apply for shares pursuant to the Over-Subscription Privilege.

PAYMENT OF SHARES: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Stockholder has indicated an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

           -------------------------------------------------------

         Expiration Date June , 2002 (unless extended) To: EQUISERVE

                         Attention: Corporate Actions


                  PLEASE FILL IN ALL APPLICABLE INFORMATION

                                   By Mail:
                                P.O. Box 9573
                            Boston, MA 02205-9573

                            By Overnight Courier:

                             40 Campanelli Drive
                             Braintree, MA 02184

A.       Primary Subscription  _____________ x  $ = $____________
         (3 Rights = 1 share)  (No. of Shares)       (Purchase Price)

B.       Over-Subscription
         Privilege         _____________ x  $ = $___________(1)
                           (Shares)              (Purchase Price)

C.       Amount of Check Enclosed
                            = $________

(or amount in notice of guaranteed delivery)

D. IF YOU CURRENTLY PARTICIPATE IN THE FUND'S AUTOMATIC DIVIDEND REINVESTMENT AND CASH PURCHASE PLAN AND WISH TO RECEIVE A CERTIFICATE, CHECK HERE [ ]

                               By Facsimile:
                               (781) 575-4826

With the original Subscription Certificate to be sent by mail, hand or overnight courier. Confirm facsimile by telephone to (781) 575-4816

                                   By Hand:
               Securities Transfer and Reporting Services, Inc.
                                c/o EquiServe
                          100 Williams St. Galleria
                              New York, NY 10038

E.       Sell any Remaining Rights [ ]

F.       Sell all of my Rights [ ]

(1) The Over-Subscription Privilege can be exercised only by a Record Date Stockholder, as described in the Prospectus, and only if the Rights initially issued to him are exercised to the fullest extent possible.

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

         TO SELL: If I have checked either the box on line E or on line F, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

                  -----------------------------------------


----------------------------------------------------
Signature(s) of Subscriber(s)

-----------------------------------------------------
Address for delivery of Shares if other than shown on front

If permanent change of address, check here [ ]

Please give your telephone number: ( ) _______________

Please give your e-mail address: ___________________

SECTION 2.        TO TRANSFER RIGHTS (except pursuant to E or F above):

         For value received, ________ of the Rights represented by the Subscription Certificate are assigned to:



              -------------------------------------------------

                        (Print Full Name of Assignee)



              -------------------------------------------------

                             (Print Full Address)



              -------------------------------------------------

                         Signature(s) of Assignee(s)



         IMPORTANT: The Signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

         Your signature must be guaranteed by:

(a)      a commercial bank or trust company or
(b)      a member firm of a domestic stock exchange or
(c)      a savings bank or credit union.

                                  Signature


              -------------------------------------------------

                            (Name of Bank or Firm)





                                Guaranteed By:

              -------------------------------------------------

                       (Signature of Officer and Title)


              -------------------------------------------------

                       NOTICE OF GUARANTEED DELIVERY
                       FOR SHARES OF COMMON STOCK OF

                         THE GABELLI UTILITY TRUST
                 SUBSCRIBED FOR UNDER PRIMARY SUBSCRIPTION
                    AND THE OVER-SUBSCRIPTION PRIVILEGE


As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                          THE SUBSCRIPTION AGENT IS:

                                  EQUISERVE
                         Attention: Corporate Actions


         BY MAIL:                                            BY FACSIMILE:
      P.O. Box 9573                                          (781) 575-4826
  Boston, MA 02205-9573

                           CONFIRM BY TELEPHONE TO:

                                (781) 575-4816

  BY OVERNIGHT COURIER:                                     BY HAND:
   40 Campanelli Drive                                Securities Transfer and
   Braintree, MA 02184                               Reporting Services, Inc.
                                                            c/o EquiServe
                                                       100 Williams St. Galleria
                                                          New York, NY 10038

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business of the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 p.m., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                                 GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York time, on June , 2002 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.


                                                                               BROKER ASSIGNED CONTROL #


                         THE GABELLI UTILITY TRUST

1.  Primary Subscription     Number of Rights to be     Number of Primary Shares    Payment to be made in
                             exercised                  requested for which you     connection with Primary
                                                        are guaranteeing delivery   Shares.
                                                        of Rights and Payment


                             _______________Rights      _______________Shares        $_______________
                                                        (Rights / by 3)

2.  Over-Subscription                                   Number of                   Payment to be made in
                                                        Over-Subscription Shares    connection with
                                                        requested for which you     Over-Subscription Shares
                                                        are guaranteeing payment


                                                        _______________Shares       $_______________

3.  Totals                   Total Number of Rights
                             to be Delivered


                             _______________Rights                                  $_________________
                                                                                      Total Payment

Method of delivery (circle one)

A.       Through DTC

B. Direct to EquiServe, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

                     -----------------------------------

                     -----------------------------------

                     -----------------------------------

PLEASE SIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Privilege Shares and are a DTC participant, you must also execute and forward to EquiServe a DTC Participant Over-Subscription Exercise form.

-------------------------------------------------       -----------------------------------------------------
Name of Firm                                            Authorized Signature


-------------------------------------------------       -----------------------------------------------------
DTC Participant Number                                  Title


-------------------------------------------------       -----------------------------------------------------
Address                                                 Name (Please Type or Print)


-------------------------------------------------       -----------------------------------------------------
Zip Code                                                Phone Number


-------------------------------------------------       -----------------------------------------------------
Contact Name                                            Date

                         THE GABELLI UTILITY TRUST
                              RIGHTS OFFERING

              DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM

THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

                     -----------------------------------

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED, MAY __, 2002 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AND THE SUBSCRIPTION AGENT.

                     -----------------------------------

VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT BY 5:00 PM, NEW YORK CITY TIME, ON JUNE __, 2002, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

                     -----------------------------------

1. The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has either (i) fully exercised its Rights under the Primary Subscription and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Rights under the Primary Subscription and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.

2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, ____________ shares of Common Stock and certifies to the Company and the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.

3. The undersigned understands that payment of the Subscription Price of $ per share for each share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $________, either (check appropriate box):

         [ ] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

                  or

         [  ] is being delivered to the Subscription Agent herewith

                  or

         [  ] has been delivered separately to the Subscription Agent;

                  and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         [  ] uncertified check

         [  ] certified check

         [  ] bank draft

----------------------------------------
Primary Subscription Confirmation Number


----------------------------------------
DTC Participant Number


----------------------------------------
Name of DTC Participant

For allocation purposes, the total number of record date shares owned by the persons on whose behalf this Over-Subscription Privilege is being exercised were ________________________.

Registration into which shares, interest and/or refund checks should be issued:

Name:    ___________________________________


Address: ___________________________________

         ___________________________________

         ___________________________________

Certified TIN:    ____________________________


By:      ___________________________________
         Name:
         Title:

Contact Name:     ____________________________

Phone Number:     ____________________________

Dated:                     , 200_

                         THE GABELLI UTILITY TRUST

                              RIGHTS OFFERING

               NOMINEE HOLDER OVER-SUBSCRIPTION CERTIFICATION
                 PLEASE COMPLETE ALL APPLICABLE INFORMATION


 By Express Mail or Overnight Courier:             By Mail:                            By Hand:

                                                                         Securities Transfer and Reporting
          Equiserve                               Equiserve                         Services, Inc.
    Att: Corporate Actions                 Att: Corporate Actions                  c/o Equiserve
     40 Campanelli Drive                       P.O. Box 9573                100 Williams Street Galleria
Braintree, Massachusetts 02184          Boston, Massachusetts 02205-9573           New York, NY 10038


         THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE OVER- SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION PRIVILEGE WAS EXERCISED IN FULL AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY. ALL OTHER EXERCISES OF
OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

         THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS DATED MAY __, 2002 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE SUBSCRIPTION AGENT.

         VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL OR WITH A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JUNE , 2002, UNLESS EXTENDED BY THE FUND (THE "EXPIRATION DATE").

         1. The undersigned hereby certifies to the Subscription Agent that it is a participant in ____________ [Name of Depository] (the "Depository") and that it has either (i) exercised the Primary Subscription in respect of the Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Subscription Agent or
(ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of Subscription Agent.

         2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, ____________ shares of Common Stock and certifies to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.*

         3. The undersigned understands that payment of the Subscription Price of $ per share for each share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date, unless a Notice of Guaranteed Delivery is used, in which case, payment in full must be received by the Subscription Agent no later than the close of business on the third business day after the Expiration Date and represents that such payment, in the aggregate amount of $________, either

                           (check appropriate box)

[   ]    has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

                  or

[   ]    is being delivered to the Subscription Agent herewith

                  or

[   ]    has been delivered separately to the Subscription Agent; and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         [   ] uncertified check

         [   ] certified check

         [   ] bank draft

---------------------------------------------------
         Primary Subscription Confirmation Number




                                       -----------------------------------------
                                       Name of Nominee Holder

                                       Address:


--------------------------------       -----------------------------------------
Depository Participant Number

                                       -----------------------------------------
                                       City              State          Zip Code


--------------------------------
Contact Name



--------------------------------
Phone Number                          By:
                                           -------------------------------------
                                           Name:
                                           Title:


Dated:            , 200_

* PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE
POSITION OF RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE
NUMBER OF OVER-SUBSCRIPTION SHARES, IF APPLICABLE, REQUESTED BY EACH SUCH OWNER.

            SUBSCRIPTION, DISTRIBUTION AND ESCROW AGENCY AGREEMENT

         This Subscription, Distribution and Escrow Agency Agreement (the "Agreement") is made as of ______________, 2002 between The Gabelli Utility Trust, a Delaware business trust ("Gabelli") and Equiserve Trust Company, N.A., a national banking association, as subscription, distribution and escrow agent ("Agent").

         WHEREAS, Gabelli proposes to make a subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by Gabelli ("Subscription Certificates") to shareholders of record ("Record Date Shareholders") of its Common Shares of Beneficial Interest as of a record date specified by Gabelli (the "Record Date"), pursuant to which each Record Date Shareholder will have certain rights (the "Rights") to subscribe to shares of Gabelli Common Shares of Beneficial Interest, par value $.001 ("Common Capital Stock"), as described in and upon such terms as are set forth in the prospectus (the "Prospectus") included in the Form N-2 Registration Statement filed by Gabelli with the Securities and Exchange Commission on March 22, 2002, as amended by any amendment filed with respect thereto (the "Registration Statement");

         WHEREAS, Gabelli wishes the Agent to perform certain acts on behalf of Gabelli, and the Agent is willing to so act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

         1. Pursuant to resolution of its Board of Trustees Gabelli hereby appoints and authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act.

         2. (a) Each Subscription Certificate shall evidence the Rights of the Record Date Shareholder therein named to purchase Common Capital Stock upon the terms and conditions therein and herein set forth.

            (b) Upon the written advice of Gabelli, signed by its Chairman, President, Secretary or Assistant Secretary, as to the Record Date, the Agent shall, from a list of Gabelli Shareholders as of the Record Date to be prepared by the Agent in its capacity as Transfer Agent of Gabelli, prepare and record Subscription Certificates in the names of the Record Date Shareholders, setting forth the number of Rights to subscribe to Gabelli Common Capital Stock calculated on the basis of one Right for each share of Common Capital Stock recorded on the Gabelli books in the name of each such Record Date Shareholder as of the Record Date. Each Subscription Certificate shall be dated as of the Record Date and shall be executed manually or by facsimiles signature of a duly authorized Officer of Gabelli. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall as promptly as practicable countersign and deliver the Subscription Certificates, together with a copy of the Prospectus, to all Record Date Shareholders. No Subscription Certificate shall be valid for any purpose unless so executed. Should any Officer whose signature has been placed upon any Subscription Certificate cease to hold such office at any time thereafter, such event shall have no effect on the validity of such Subscription Certificate.

         3. (a) Each Subscription Certificate shall be irrevocable and fully transferable. The Agent shall, in its capacity as Transfer Agent of Gabelli maintain a register of Subscription Certificates and the holders of record thereof (each of whom shall be deemed a "Record Date Shareholder" hereunder for purposes of determining the rights of holders of Subscription Certificates). Each Subscription Certificate shall, subject to the provisions thereof, entitle the Record Date Shareholder in whose name it is recorded to the following:

                  (1) The right (the "Basic Subscription Right") to purchase a number of shares of Common Capital Stock equal to one share of Common Capital Stock for every three Subscription Rights; provided, however, that no fractional shares of Common Capital Stock shall be issued; and

                  (2) The right (the "Oversubscription Right") to purchase from Gabelli additional shares of Common Capital Stock, subject to the availability of such shares and to allotment of such shares as may be available among Record Date Shareholders who exercise Oversubscription Rights on the basis specified in the Prospectus; provided, however, that a Record Date Shareholder who has not exercised his Basic Subscription Rights with respect to the full number of shares that such Record Date Shareholder is entitled to purchase by virtue of his Basic Subscription Rights as of the Expiration Date, if any, shall not be entitled to any Oversubscription Rights.

            (b) A Record Date Shareholder may exercise his Basic Subscription Rights and Oversubscription Rights by delivery to the Agent at its corporate office specified in the Prospectus of (i) the Subscription Certificate with respect thereto, duly executed by such Record Date Shareholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the purchase price of $__. __ for each share of Common Capital Stock subscribed for by exercise of such Rights, in United States dollars in cash, by check, or bank draft drawn on a bank in the continental United States or by postal, telegraphic, or express money order, in each case payable to the order of Gabelli.

            (c) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. Eastern Daylight Time on such date as Gabelli shall designate to the Agent in writing (the "Expiration Date"). For the purpose of determining the time of the exercise of any Rights, delivery of any material to the Agent shall be deemed to occur when such materials are received at the corporate office of the Agent specified in the Prospectus.

            (d) Not withstanding the provisions of Section 3(b) and 3(c) retarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 P.M. Eastern Daylight Time on the Expiration Date, if prior to such time the Agent receives notice of guaranteed delivery by telegram or otherwise from a bank, trust company or a New York Stock Exchange member guaranteeing delivery of (i) full payment for shares purchased and subscribed for by virtue of a Rights Holder's Rights, and (ii) a properly completed and executed Subscription Certificate, then such exercise of Basic Subscription Rights and Oversubscription Rights shall be regarded as timely, subject, however, to receipt of the duly executed Subscription Certificate and full payment for the Capital Common Stock by the Agent within five business days after the Expiration Date (as defined in the Prospectus).

            (e) Within ten business days following the Expiration Date (the "Confirmation Date"), the Agent shall send a confirmation to each Shareholder (or, if shares of Common Capital Stock on the Record Date are held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee), showing (i) the number of shares acquired pursuant to the Basic Subscription Rights, (ii) the number of shares, if any, acquired pursuant to the Oversubscription Rights, (iii) the per share and total purchase price for the shares, (iv) any amount payable to the Shareholder pursuant to Section 9, and (v) any excess to be refunded by Gabelli to such Shareholder, in each case based on the Subscription Price. Any excess payment to be refunded by Gabelli to a Shareholder, shall be mailed by the Agent to the Shareholder within fifteen business days after the Expiration Date, as provided in Section 6 below.

         4. If, after allocation of shares of Common Capital Stock to persons exercising Basic Subscription Rights, there remain unexercised Rights, then the Agent shall allot the shares issuable upon exercise of such unexercised Rights (the "Remaining Shares") to persons exercising Oversubscription Rights, in the amounts of such oversubscriptions. If the number of shares for which Oversubscription Rights have been exercised is greater than the Remaining Shares, the Agent shall allot the Remaining Shares to the persons exercising Oversubscription Rights pro rata based solely on the number of Basic Subscription Rights exercised by each of them. The Agent shall advise Gabelli immediately upon the completion of the allocation set forth above as to the total number of shares subscribed and distributable.

         5. (a) The Agent, will deliver (i) certificates representing those shares purchased pursuant to exercise of Basic Subscription Rights as soon as practicable after the corresponding Rights have been validly exercised and full payment for such shares has been received and cleared; (ii) certificates representing those shares purchased pursuant to the exercise of Oversubscription Rights as soon as practicable after the Expiration Date and after all allocations have been effected; (iii) in the case of each Rights Holder whose rights were sold pursuant to Section 9, within fifteen business days after the Expiration Date, proceeds of such sale (provided, however, that proceeds of sales on behalf of Record Dale Shareholders whose Subscription Certificates are undeliverable shall be held by the Agent until they are either claimed or escheated); (iv) in the case of each Record Date Shareholder who subscribed, pursuant to the exercise of Oversubscription Rights, for a greater number of shares than was allotted to such Record Date Shareholder under Section 4, within fifteen business days after the Expiration Date, a refund (and interest on such) in the amount of the difference between the purchase price delivered for the shares subscribed for pursuant to the exercise of such Oversubscription Rights and the purchase price of the shares so allotted under Section 4 (an "Excess Payment").

         6. (a) All proceeds received by the Agent from Rights holders in respect of the exercise of rights shall be held by the Agent, on behalf of Gabelli, in a segregated, interest-bearing escrow account (the "Escrow Account"). Pending disbursement in the manner described in Section 6(b) below, Funds held in the Escrow Account shall be invested by the Agent at the direction of Gabelli.

            (b) The Agent shall deliver all proceeds received in respect of this exercise of the Rights (including interest earned thereon) to Gabelli as promptly as practicable, but in no event later than fifteen business days after the Confirmation Date. Proceeds held in respect of Excess Payments (including interest earned thereon) shall be refunded to Record Date Shareholders entitled to such a refund within fifteen business days after the Expiration Date.

         7. The Agent shall promptly advise Gabelli as to the date of delivery of Common Capital Stock hereunder and shall supply Gabelli with a certified list of Shareholders as of the Record Date.

         8. The Agent shall account promptly to Gabelli with respect to Rights exercised and concurrently account for all monies received and returned by the Agent with respect to the purchase of shares of Common Capital Stock upon the exercise of Rights.

         9. The Agent shall use its best efforts to sell on the New York Stock Exchange, on the terms set forth in the Prospectus, (i) all Rights submitted to it for sale by Rights Holders in accordance with the Prospectus, provided such Rights are received by the Agent at least one day prior to the Expiration Date, (ii) all Rights of Record Date Shareholders whose Subscription Certificates remain unclaimed as a result of being returned by postal authorities as undeliverable as of one business day prior to the Expiration Date, and (iii) all rights a Rights Holder is unable to exercise because such rights represent the right to subscribe for less than one share. Such sales will be made through a broker or brokers selected by the Subscription Agent, and the Agent shall deliver the proceeds of such sales to the Rights Holder net of commissions charged by such broker or brokers.

         10. In the event the Agent does not receive, within five business days after the Expiration Date, any amount due from a Rights Holder as specified in Section 3(e), then it shall take such action with respect to such Rights Holder's Subscription Rights as may be instructed in writing by Gabelli, including without limitation (i) applying any payment actually received by it toward the purchase of the greatest whole number of shares of Common Capital Stock which could be acquired with such payment, (ii) allocating the shares subject to such Subscription Rights to one or more other Record Date Shareholders, and (iii) selling all or a portion of the shares of Common Capital Stock deliverable upon exercise of such Subscription Rights on the open market, and applying the proceeds thereof to the amount owed.

         11. No Subscription Certificate shall entitle a Rights Holder to vote or receive dividends or be deemed the holder of shares of Common Capital Stock for any purpose, nor shall anything contained in any Subscription Certificate be construed to confer upon any Rights Holder any of the rights of a shareholder of Gabelli or any right to vote, give or withhold consent to any action by Gabelli (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings of other action affecting shareholders, or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the shares of Common Capital Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

         12. If any Subscription Certificate is lost, stolen, mutilated, or destroyed the Agent may, on such terms which will indemnify Gabelli as the Agent may in its discretion impose (which shall, in the case of a Subscription Certificate include the surrender thereof), issue a new Subscription Certificate of like denomination in substitution for the Subscription Certificate so lost, stolen or mutilated or destroyed.

         13. (a) Gabelli covenants that all shares of Common Capital Stock issued on exercise of Rights set forth in the Subscription Certificates will be validly issued, fully paid, nonassessable and free of preemptive rights.

             (b) Gabelli shall furnish to the Agent, upon request, an opinion of counsel satisfactory to the Agent to the effect that a registration statement under the Securities Act of 1933, as amended (the "Act"), is then in effect with respect to its shares of Common Capital Stock issuable upon exercise of the Rights set forth in the Subscription Certificates. Upon written advice to the Agent that the Securities and Exchange Commission shall have issued or threatened to have issued any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Agent shall cease acting hereunder until receipt of written instructions from Gabelli and such assurances as it may reasonably request that it may comply with such instruction without violations of the Act.

         14. (a) Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Agent. In case at the time such successor to the Agent shall succeed to the agency created by this Agreement, any of the Subscription Certificates shall have been countersigned but not delivered, any such successor to the Agent may adopt the countersignature of the original Agent and deliver such Subscription Certificates so countersigned, and in case at that time any of the Subscription Certificates shall not have been countersigned, any successor to the Agent may countersign such Subscription Certificates either in the name of the predecessor Agent or in the name of the successor Agent, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

             (b) In case at any time the name of the Agent shall be changed and at such time any of the Subscription Certificates shall have been countersigned but not delivered, the Agent may adopt the countersignature under its prior name and deliver Subscription Certificates so countersigned, and in case at that time any of the Subscription
Certificates shall not have been countersigned, the Agent may countersign such Subscription Certificates either in its prior name or in its changed name, and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

         15. Gabelli agrees to pay to the Agent from time to time, on demand of the Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.

         16. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

             (a) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established, prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board or President or a Vice President or the Secretary or Assistant Secretary or the Treasurer of Gabelli delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

             (b) The Agent shall not be responsible for and Gabelli shall indemnify and hold the Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to all actions of the Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

             (c) The Agent shall be liable hereunder only for its own negligence or willful misconduct.

             (d) Nothing herein shall preclude the Agent from acting in any othercapacity for Gabelli or for any other legal entity.

             (e) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any officer or assistant officer of Gabelli and to apply to any such officer of Gabelli for advice or instructions in connection with its duties, and shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any officer or assistant officer.

             (f) The Agent shall be indemnified and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in reliance upon any Subscription Certificate or certificate for Common
Capital Stock, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document that it reasonably believes to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

             (g) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement of for any consequential damages arising out of any act or failure to act hereunder.

         17. The Agent, may without the consent or concurrence of the Shareholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with Gabelli in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for Gabelli) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Certificate except insofar as any such change may confer additional rights upon the Rights Holders.

         18. Assignment

             (a) Except as provided in Section c below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

             (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

             (c) [The Agent may, without further consent on the part of Gabelli, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17(c)(1) of the Securities Exchange Act of 1934 ("Section A(c)(1)"), or (ii) the current third party vendor utilized by BFDS; provided, however, that the Agent shall be as fully responsible to Gabelli for the acts and omissions of any subcontractor as it is for its own acts and omissions.]

         19. All the covenants and provisions of this Agreement by or for the benefit of Gabelli, or the Agent shall bind and insure to the benefit of their respective successors and assigns hereunder.

         20. The validity, interpretation and performance of this Agreement shall be governed by the law of the Commonwealth of Massachusetts.


Equiserve Trust Company, N.A.                   The Gabelli Utility Trust

By:                                             By:
      -----------------------------                 ---------------------------
      Vice President                                Vice President

Dated:                                          Dated:
      -----------------------------                    ------------------------